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                                                                   EXHIBIT 10.13

                              AMENDED AND RESTATED

                           PHILIP SERVICES CORPORATION
                   NONEMPLOYEE DIRECTORS RESTRICTED STOCK PLAN

         1. PURPOSE. PHILIP SERVICES CORPORATION, a Delaware corporation, hereby adopts the Philip Services Corporation Nonemployee Directors Restricted Stock Plan. The purpose of the Plan is to attract and retain outstanding individuals to serve as members of the Board of Directors of the Company by providing such persons opportunities to acquire shares of common stock of the Company, thereby strengthening the mutuality of interest between such persons and the Company's stockholders. Certain capitalized terms are defined in Section 14 of the Plan.

         2. SHARES RESERVED UNDER THE PLAN. There is hereby reserved for issuance under the Plan an aggregate of 400,000 Shares, which may be authorized but unissued shares or treasury shares; provided, however, that no Shares shall be granted under the Plan if such Shares, together with all previously established or proposed share compensation arrangements of the Company could result, at any time, in (1) the number of Shares of Stock reserved for issuance pursuant to stock options granted to insiders (which for purposes of this Section 2 shall be as defined in Section 627 of The Toronto Stock Exchange's Company Manual, as the same may be amended from time to time (the "Company Manual")) exceeding 10% of the number of Shares of Stock outstanding on a non-diluted basis immediately prior to the time of such grant excluding Shares of Stock issued pursuant to share compensation arrangements over the preceding one-year period; (2) the number of Shares of Stock reserved for issuance pursuant to stock options granted to any person exceeding 5% of the number of Shares of Stock outstanding on a non-diluted basis immediately prior to the time of such grant; (3) the issuance to insiders within a one-year period of a number of Shares of Stock exceeding 10% of the number of Shares of Stock outstanding immediately prior to the time of issuance excluding Shares of Stock issued pursuant to share compensation arrangements over the preceding one-year period; or (4) the issuance to any one insider and such insider's associates (which for purposes of this Section 2 shall be as defined in Section 627 of the Company Manual) within a one-year period of a number of Shares of Stock exceeding 5% of the Shares of Stock outstanding on a non-diluted basis immediately prior to the time of issuance excluding Shares of Stock issued pursuant to share compensation arrangements over the preceding one-year period. If there is a lapse, expiration, termination or forfeiture of any Grant of Restricted Shares under this Plan, all such Shares may again be used for new Grants under this Plan.

         3. PARTICIPATION. Participation in this Plan is limited to Nonemployee Directors. Nonemployee Directors who participate in the Plan are sometimes herein referred to as "Participants."

         4. EFFECTIVE DATE AND TERM. This Plan shall be submitted to the stockholders of the Company at the next Annual Meeting to be held following the date of its adoption by the Board, and no Shares shall be granted unless and until it is so approved. If approved by a majority vote of the stockholders present and voting at such meeting, the Plan shall be effective the date of approval (the "Effective Date"). The term of the Plan shall continue until the tenth anniversary of the Effective Date (unless sooner terminated by the Board), or until


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all Shares reserved for Grants have been granted. No new Grants may be made after the termination of the Plan, but termination shall not affect the vesting of outstanding Grants of Restricted Shares.

         5. SHARES TO BE GRANTED UNDER THE PLAN. On the first business day of each fiscal quarter during the term of the Plan, each Nonemployee Director who is a member of the Board shall receive a Grant of Shares, provided that the total number of Shares granted to each Nonemployee Director in any single year shall not exceed the number determined by dividing the amount of $10,000 by the Fair Market Value of the Stock on the date of each relevant grant, rounded to the next lower number of whole shares.

         6. VESTING OF SHARES. All Shares granted pursuant to this Plan shall be subject to vesting as hereinafter provided. Except as otherwise provided below, if a Participant terminates his/her service as a member of the Board, all Shares that have not vested prior to such termination shall be forfeited and shall revert to the Company without further action by the Company or payment of consideration to the Participant. A Share that has not yet vested is referred to herein as a "Restricted Share," and the period during which a Share is a Restricted Share is referred to as the "Restricted Period."

            (a) Except as otherwise provided herein, twenty-five percent (25%) of the Shares granted pursuant to each Grant (rounded to the next higher number of whole Shares) shall vest, and such Shares shall no longer be Restricted Shares, on each anniversary of the date of such Grant, provided that the Participant is still a member of the Board on such date. The vesting schedule provided in this Section 6(a) shall be applied separately to each Grant; provided, however, that in the case of Grants to Nonemployee Directors who were first elected as Nonemployee Directors prior to the Effective Date, the vesting schedule shall be based on anniversaries of the date on which they were first elected as Nonemployee Directors.

            (b) In the case of Nonemployee Director who dies while still a member of the Board, all Shares granted to such Nonemployee Director shall be fully vested. The Committee may permit Participants to designate beneficiaries to receive the Shares of a Participant who dies prior to the vesting of such Shares, in accordance with procedures established by the Committee, but if the Committee does not adopt such procedures, or if the Director has not designated a beneficiary or the Committee is unable to determine who the Director's beneficiary was, the Shares shall be issued to the Participant's estate.

            (c) If a Participant resigns from the Board or terminates his/her services as a member of the Board by reason of a mental or physical disability which prevents him/her from performing his/her duties as a Nonemployee Director (as determined by the Committee), all Shares granted to such Participant shall be fully vested.

            (d) Upon the occurrence of a Change of Control, all outstanding Shares previously granted to all Participants shall be fully vested.

            (e) If a Participant is not nominated for a new term on the Board at the expiration of his/her regular term after indicating his/her willingness to be re-elected (as


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determined by the Committee), or is not re-elected by the stockholders after being nominated, all outstanding Shares previously granted to such Participant shall be fully vested.

            (f) Anything else contained herein to the contrary notwithstanding, if any Participant is finally determined by any court of competent jurisdiction to have committed fraud on the Company or a willful or intentional breach of his/her fiduciary obligations as a member of the Board, all Grants, whether or not otherwise vested, shall be forfeited to the maximum extent permitted by law, and no Grant shall vest, nor shall the Company have any obligation to issue any Shares or certificates, to any Participant during the pendency of any judicial proceeding alleging any such fraud or willful or intentional breach of fiduciary duty.

        7. CERTIFICATES; RIGHTS OF PARTICIPANTS.

            (a) Upon each Grant that includes Restricted Shares, the Company shall issue a certificate or certificates in respect of the Restricted Shares in the name of the Participant, and shall hold such certificate(s) on deposit for the account of the Participant with respect to the Restricted Shares represented thereby until such time as Restricted Shares vest. Such certificate shall bear the following (or a similar) legend:

            "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Philip Services Corporation Nonemployee Directors Restricted Stock Plan. A copy of said Plan is file in the offices of the Secretary of Philip Services Corporation; 9700 Higgins Road, Suite 750; Rosemont, IL 60018."

            The Participant further agrees, if required by the Company, he/she will execute a stock power endorsed in blank in favor of the Company with respect to the Shares and shall promptly deliver such stock power to the Company.

            (b) Upon the vesting of the Restricted Shares, the Company shall deliver to the Participant (or Participant's legal representative, beneficiary or heir, as the case may be) the certificate(s) in respect of such Shares and any related stock powers held by the Company pursuant to Section 7(b) above. The Restricted Shares which shall have vested shall be free of the restrictions referred to in Sections 6 and 8, and the certificate(s) relating to such vested Shares shall not bear the legend provided for in Section 7(a).

            (c) Except as otherwise provided herein, the Participant, as owner of the Restricted Shares, shall have all rights of a stockholder, including, but not limited to, the right to receive all dividends paid on the Restricted Shares and the right to vote the Restricted Shares.

         8. NONTRANSFERABILITY. Any Restricted Shares granted under this Plan shall not be transferable during the Restricted Period. Notwithstanding the foregoing, the Committee may, subject to any required regulatory approval, permit Participants to transfer Restricted Shares to members of their family, trusts, family partnerships or other entities established for members of their family, or charitable organizations, subject to such terms, conditions and limitations as the Committee may require. Any Restricted Shares so transferred shall remain subject to forfeiture in the hands of the transferee during the Restricted Period.


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         9. OTHER PROVISIONS; SECURITIES REGISTRATION. The issuance of any
Shares under the Plan may also be subject to other provisions as legal counsel to the Company deems appropriate, including, without limitation, such provisions as may be appropriate to comply with federal or state securities laws and stock listing requirements. Each Participant acknowledges and agrees that the issuance of Shares pursuant to the Plan has not been registered with the SEC, and that unless and until such issuance is registered the sale of such Shares may be limited as necessary to comply with applicable securities laws.

         10. EQUITABLE ADJUSTMENTS. Notwithstanding any other provision of the Plan, in the event of a reorganization, recapitalization, stock split, reverse split, stock dividend, distribution of assets other than pursuant to a normal cash dividend, combination of shares, merger, consolidation, split-up, split-off, spin-off, share exchange or any similar change in the corporate structure or shares of the Company, the Committee shall make such adjustments as it deems are appropriate (such determination to be conclusive) to reflect such event (and to prevent the dilution or enlargement of rights under the Plan and outstanding Restricted Shares) for all purposes of the Plan, including, without limitation, adjusting the number and kind of shares of stock or other securities of the Company or any successor with respect to which Grants may be made, or providing for the conversion of outstanding Restricted Shares into other stock or securities of the Company or any successor, or repurchasing all or part of such Restricted Shares for their Fair Market Value, taking into account any effect of such event on Fair Market Value and the acceleration of vesting if such event constitutes a Change of Control.

         11. AMENDMENT OR DISCONTINUATION OF PLAN. The Board may amend or discontinue the Plan at any time or suspend or discontinue the Plan at any time, except that no amendment to the Plan shall adversely affect any Grant made prior to the date of such amendment without the express written consent of the Participant affected, and the Board may not adopt any change to the Plan that would cause Grants to cease to qualify as exempt transactions under SEC Rule 16b-3, or that would violate the listing rules of any stock exchange on which the Shares are listed, except for any such change as would not have such effect if approved by the stockholders of the Company, in which case, the Board may only adopt such change subject to such approval.

         12. MISCELLANEOUS.

            (a) Nothing contained herein shall be construed to give any person the contractual right to be nominated or elected to the Board, or limit in any way the provisions of the By-laws of the Company relating to the appointment or removal of Directors or the power of the Company to amend such By-laws.

            (b) This Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflicts of laws).

            (c) Any notice required or permitted to be given by the Company or any Participant hereunder may be given by personal delivery, sent by facsimile or reputable overnight courier service, or sent by registered or certified United States mail, with proper postage prepaid, and addressed to the Company at its principal corporate headquarters, to the


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attention of the Secretary, and to a Participant at his/her most recent address listed on the records of the Company. Notices shall be given when delivered by hand and deemed given on the next business day following transmission by facsimile or overnight courier, or on the fifth business day after being mailed.

            (d) In interpreting this Plan, all singular words include the plural form and vice versa, and nouns and pronouns of one gender include all genders. Captions and section headings are for convenience of reference and have no substantive meaning.

         13. COMMITTEE.

            (a) This Plan shall be administered by the Committee. The Committee shall have the authority, in its sole discretion, subject to the consent or approvals, if any, required by the rules of any stock exchange on which the securities of the Company are then listed or traded and subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authority either specifically granted to it under the Plan or necessary or admissible in connection with the administration of the Plan, including, without limitation, the authority to interpret and construe all terms of the Plan and to prescribe, amend and rescind rules, regulations and procedures relating to the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan. Any determination, interpretation, construction or other action made or taken pursuant to the provisions of the Plan by or on behalf of the Committee shall be final, binding and conclusive for all purposes and upon all persons, including without limitation the Company, the Company's stockholders, the Participants and their respective successors in interest. Notwithstanding the foregoing provisions of this Section 13(a), all powers, authority and duties given the Committee by any provision of this Plan may be exercisable by the Board or delegated by the Board to any other person or committee in its sole discretion, except to the extent that such delegation would prevent a Grant that is intended to qualify under SEC Rule 16b-3 from so qualifying.

            (b) No member of the Committee, or officer or employee of the Company, shall be personally liable by reason of any action taken, or omitted, by such person, which such person believed in good faith to be proper under the Plan, or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee, and each other officer or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including reasonable fees and disbursements of legal counsel) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the Plan unless arising out of such person's own fraud or bad faith.

         14. CERTAIN DEFINITIONS. As used herein, the following terms shall have the following meanings:

            (a) "Annual Meeting" means the regular annual meeting of stockholders of the Company.

            (b) "Board" means the Board of Directors of the Company.


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            (c) "Change of Control" means the occurrence after the Effective
Date of any of the events described in (i), (ii), or (iii) below. Certain capitalized terms used to determine whether a Change of Control has occurred are defined in (iv).

            (i) Any person (as defined in the Exchange Act), directly or indirectly, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) or has the right to exercise control or direction over Voting Securities of the Company carrying in excess of 40 percent of the votes attached to all Voting Securities of the Company then outstanding other than a person that is an Insider.

            (ii) The individuals who constitute the Board on the Effective Date together with those who first become directors subsequent to such date and whose election to the Board was approved by a vote of at least a majority of the directors then still in office who were either directors as of such date or whose recommendation, election or nomination for election was previously so approved (other than any directors whose initial election was a result of a proxy contest or a threatened proxy contest), cease for any reason to constitute a majority of the members of the Board.

            (iii) Either

                  (A) the stockholders of the Company approve any business combination having the effect that the existing stockholders of the Company do not own or control at least 75% of the Voting Securities of the resulting entity in approximately the same proportion as they owned such securities of the Company immediately prior to the business combination; or

                  (B) the stockholders of the Company approve either (1) a liquidation or dissolution of the Company or (2) a sale of all or substantially all of the assets of the Company and, in the case of either (1) or (2), the existing stockholders of the Company do not own or control at least 75% of the Voting Securities of the acquiring or resulting entity in approximately the same proportion as they owned the Voting Securities of the Company immediately prior to any such transaction.

            (iv)  For purposes of the definition of "Change of Control":

                  (A) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  (B)   "Insider" means a person (as defined in the Exchange
                        Act) that as of December 19, 2002 beneficially owns or exercises control or discretion over, directly or indirectly, more than 25 percent of the Voting Securities of the Company.


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                  (C)   "Voting Securities" of any corporation means any
                        securities of such corporation ordinarily carrying the right to vote in respect of election of directors of such corporation; provided, that if any such securities shall at any time carry the right to cast more than one vote in respect of the election of directors, such securities shall, when and so long as they carry such right, be considered for the purposes of this Plan to constitute such number of the securities as is equal to the number of votes in respect of the election of directors as may be cast by the holder.

            (d) "Committee" means the Outside Director Compensation Committee of the Board, which comprises the Company's Senior Vice President, Human Resources; Senior Vice President and Chief Financial Officer; and Senior Vice President and General Counsel, or such other committee as the Board may designate to administer the Plan. If there shall be no Outside Director Compensation Committee of the Board and no committee of the Board is so designated, "Committee" means the entire Board.

            (e) "Company" means Philip Services Corporation, a Delaware corporation, its successors and assigns.

            (f) "Fair Market Value" of a Share means:

            (i) If the Stock is listed on The NASDAQ Stock Market ("NASDAQ") and has been designated as a NASDAQ National Market ("NNM") security,

                  (A) the average of the reported highest and lowest sale prices per share of such Stock as reported on NASDAQ on the relevant date; or

                  (B) in the absence of reported sales on that date, the average of the reported highest and lowest sales prices per share on the last previous day for which there was a reported sale; or

            (ii) If the Stock is listed on NASDAQ as a NASDAQ SmallCap Market security (and has not been designated as a NNM security), the average of the highest bid and lowest asked prices per share of Stock on the relevant date; or

            (iii) If the preceding clauses (i) and (ii) do not apply, but the
                  Stock is listed on one or more national securities exchanges or the Toronto Stock Exchange,

                  (A) the average of the reported highest and lowest sale prices per share of such Stock as reported on the reporting system selected by the Committee on the relevant date; or

                  (B) in the absence of reported sales on that date, the average of the reported highest and lowest sales prices per share on the last previous day for which there was a reported sale; or


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                  (iv)  If the preceding clauses (i), (ii), and (iii) do not apply, the Fair Market Value determined by the Committee, using such criteria as it shall determine, in good faith and in its sole discretion, to be appropriate for such valuation.

                  (g) "Grant" means an issuance of Shares to a Nonemployee Director pursuant to Section 5.

                  (h) "Nonemployee Director" means a member of the Board who is not a salaried officer or employee of the Company or any of its consolidated subsidiaries.

                  (i) "Participant" means a Nonemployee Director who participates in the Plan.

                  (j) "Plan" means this Nonemployee Directors Restricted Stock Plan, including any amendments hereof and rules and regulations hereunder.

                  (k) "Restricted Share" means a Share that has not yet vested as provided in Section 6. The period of time when a Share is a Restricted Share is the Restricted Period.

                  (l) "SEC" means the Securities and Exchange Commission.

                  (m) "Share" means a single share of Stock granted pursuant to this Plan.

                  (n) "Stock" means the common stock of Philip Services Corporation, a Delaware Corporation, having a par value of $0.01 per share, or such other securities as may be determined pursuant to Section 10.


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